Exhibit 99.1

PeerStream, Inc. Reports Year End 2018 Results

March 19, 2019

2018 Revenues Reach $26.4 Million, 6.1% Year-Over-Year Increase

NEW YORK, March 19, 2019 (NewMediaWire) -- PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a communications software innovator developing enhanced security and privacy solutions for video, voice, and text applications and data transmission, today announced financial and operational results for the fourth quarter and year ended December 31, 2018.

2018 Financial Highlights:

●	Total revenues increased to $26.4 million, representing 6.1% growth as compared to the year ended December 31, 2017, driven primarily by revenue generated under the technology services agreement with ProximaX Limited (“ProximaX”);

●	Technology licensing and services contract prepayments of approximately $3.4 million have been booked as deferred technology service revenue on the balance sheet at December 31, 2018 and will be recognized over the remaining term of the contract with ProximaX;

●	Net loss was approximately $3.8 million for the year ended December 31, 2018, a $2.1 million improvement when compared to a net loss of approximately $5.9 million for the year ended December 31, 2017. The 2018 net loss was primarily due to a non-cash $2.5 million impairment loss on digital tokens received by the Company in connection with the ProximaX technology services agreement;

●	Adjusted EBITDA, a non-GAAP measure, was approximately $2.2 million for the year ended December 31, 2018, a significant $4.2 million increase compared to an adjusted EBITDA loss of approximately $1.9 million for the year ended December 31, 2017; and

●	Net cash flow for the year ended December 31, 2018 was $2.4 million, a significant improvement relative to a decrease of $25.5 thousand for the year ended December 31, 2017.

2018 Business Highlights:

During the year ended December 31, 2018, we executed key components of our objectives:

●	rebranded our corporate entity to PeerStream, Inc., which we believe better reflects our mission to connect peers through multimedia and data streaming and communications over decentralized peer networks;

●	began development and made significant progress towards completion of PSP, a video, voice, text and data communications protocol that leverages multi-layer encryption, blockchain technology and other recent innovations in offering maximal privacy and security for enterprise and government use cases;

●	launched a private beta version of Backchannel, our new secure video messaging suite of cross platform applications, middleware and SDKs designed to offer enhanced privacy benefits based on PSP’s decentralized architecture;

●	began to offer consulting, services and support to corporate clients related to the implementation of our proprietary software solutions;

●	entered into a technology services agreement with ProximaX as the launch client of software licensing and technology implementation services business;

●	strengthened our relationship with ProximaX to become ProximaX’s preferred North American integration partner to expand adoption of PSP via its integration within ProximaX;

●	entered into a Master Services Agreement with Chateaux Software Dev, Inc., a leading enterprise professional services development organization with expertise in blockchain, to collaborate and execute on technology integration services projects; and

●	broadened the talent on our Blockchain Advisory Board.

In addition, in the portion of 2019 that has already transpired, we accomplished the following objectives:

●	completed the sale of our dating assets to The Dating Company LLC in order to focus on our core video applications and secure communications technology solutions;

●	entered into a partnership consisting of ElevenPaths, the cybersecurity unit of Telefonica USA, Inc., and Rivetz International SEZC, to offer next generation zero trust architecture for private and secure communications serving government and enterprise applications; and

●	continued to advance development of PSP and launched a test deployment of the software component of PSP that handles secure and private point-to-point data and text routing live on the ProximaX Limited Sirius platform’s public blockchain test net.

Financial Overview (in thousands)

Current year compared to prior year:

	Year Ended December 31,
GAAP Results (unaudited)	2018	2017	Change
Subscription revenue	$20,048	$22,899	-12.4%
Advertising revenue	1,319	1,943	-32.1%
Technology service revenue	4,989	-	100.0%
Total revenues	$26,356	$24,841	6.1%

Net loss	$(3,797)	$(5,894)	-35.6%
Net cash (used in) provided by operating activities	$2,733	$(731)	NA

Financial Metrics (unaudited)
Active subscribers (at period end)	146,100	171,800	-15.0%
Subscription bookings	$19,580	$22,624	-13.5%
Adjusted EBITDA (a non-GAAP measure)	$2,239	$(1,931)	NA

Alex Harrington, Chief Executive Officer, commented, “2018 was a transformational year for PeerStream, starting with the name of the Company. We reinstated organic topline growth, experienced a $4.2MM swing to the positive in Adjusted EBITDA relative to 2017 and accumulated $2.4MM of cash. But perhaps the most powerful change was the institution of a new B2B revenue line in the form of software licensing and technology services. We launched development of Backchannel in November 2017, but it was during 2018 that this innovative communications security solution flourished with the commencement of PSP as the foundational secure delivery platform, and the subsequent commercialization of PSP starting in March 2018. Since then we have been hard at work driving towards full commercial deployment, with important test launch milestones in each of December 2018 and January 2019. We believe PSP and Backchannel present a differentiated solution to the market with additional layers of security that are not commonly offered. The timing is opportune for these products as the cybersecurity market is large and growing rapidly, and the segment that addresses secure communications is attracting more interest as high profile communication hacks and data breaches gain media publicity.

“Just last week we were thrilled to announce that we joined a cybersecurity partnership with ElevenPaths, Telefonica’s Cybersecurity Unit, and Rivetz International, an industry pioneer in decentralized hardware-based cybersecurity, to offer next-generation privacy and security protection for enterprise applications and communications. We also recently joined the Rivetz team to demonstrate secure blockchain applications at 4YFN/Mobile World Congress. There was a high level of interest in our enhanced security and privacy capabilities, which was echoed most recently at RSA, the largest annual information security conference. This keen interest is great validation of our strategy and should build strong momentum for 2019,” concluded Mr. Harrington.

2019 Business Objectives:

For the near term, our business objectives include:

●	completing development of PSP for a full commercial deployment, along with scaling up go-to-market efforts with the goal of building adoption and revenue;

●	enhancing the technology implementation services team and developing its resources in anticipation of customer demand;

●	deploying a commercial version of Backchannel to accompany PSP in offering what we believe will be a complete communications security solution to the market.

●	implementing several enhancements to our live video chat applications focused around new user acquisition, retention and monetization designed to increase usage and revenue opportunities;

●	growing our live video streaming entertainment content and increasing its exposure beyond Camfrog by extending this service to users of the Paltalk and TinyChat applications;

●	continuing to take steps towards listing our common stock on a national securities exchange; and continuing to defend our intellectual property.

Jason Katz, Chairman, President and Chief Operating Officer added, “As we look into 2019, we’re excited to build on the momentum of 2018, both on the B2B and B2C sides of the business, continuing to add new functionality, live content, and features to our popular video chat apps. In order to better focus on our core business and the commercialization of PSP and Backchannel, we recently sold our dating assets to free up management’s time and resources for our growth initiatives. Now more streamlined, with new partnerships, a deep development team, and strong capital resources, we believe that PeerStream is well positioned to leverage its 20-year history of technology innovation to execute its strategy for growth.”

Liquidity and Capital Resources

●	PeerStream ended the year with approximately $6.6 million in cash and cash equivalents and no debt;

●	Management believes the Company has sufficient working capital to fund operations, R&D and organic growth initiatives.

Judy Krandel, Chief Financial Officer, commented, “We believe that 2018 was a great year for PeerStream. Revenue reached $26.4 million, a 6.1% year- over-year increase, and profitability significantly improved. The net loss of $3.8 million was primarily due to a $2.5 million impairment loss on digital tokens, yet still improved year-over-year by $2.1 million; Adjusted EBITDA reached $2.2 million, a positive swing of $4.2 million. The launch of our B2B strategy that generated software licensing and services revenue significantly contributed to these improvements, primarily through the ProximaX technology services agreement we signed early in 2018. PeerStream continues to have strong resources to fund its growth initiatives and ended the year with almost $6.6 million in cash and no debt on our balance sheet. We’re excited about our many opportunities for growth and look forward to executing our strategic plans.”

Quarterly Results Conference Call

PeerStream Management will host a conference call and live webcast to discuss the financial results today, March 19, 2019, at 4:30pm Eastern Time. To access the call, please dial 1-888-394-8218 (domestic) or 1-323-794-2588 (international). The conference call will also be webcast live on the Investor Relations section of the PeerStream website http:/www.peerstream.com/events-and-presentations/

A replay of the webcast will be archived on the Investors section of the PeerStream website beginning shortly after the call. A telephone replay of the call will also be available following the call until April 2, 2019, and may be accessed via telephone by dialing 1-844-512-2921 for the U.S. or 1-412-317-6671 outside the United States, and entering pass code: 8735412.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a communications software innovator developing enhanced security and privacy solutions for video, voice, and text applications and data transmission. Our offerings target consumer, government and enterprise clients. Using multi-layered encryption, blockchain technology and other recent innovations, we are developing our proprietary PeerStream Protocol (“PSP”) to offer clients maximal data security and confidentiality over distributed or decentralized networks. We also recently launched our Backchannel product suite in private beta, which includes cross platform applications, middleware and software development kits (“SDKs”) designed to offer a highly secure end user communication experience when coupled with PSP. For 20 years, we have built and continue to operate innovative consumer applications, including Paltalk and Camfrog, two of the largest live video social communities.

The Company has a long history of technology innovation and holds 26 patents.

For more information, please visit: http://www.peerstream.com. To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively market and generate revenue from our new business solutions unit; development and acceptance of blockchain technologies and the continuing growth of the blockchain industry; legal and regulatory requirements related to the use of blockchain, us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services, the use of the internet and privacy and protection of user data; risks related to our holdings of XPX tokens, including risks related to the volatility of the trading price of the XPX tokens and our ability to convert XPX tokens into fiat currency; and our ability to manage our partnerships and strategic alliances, including the ability of our partners to satisfy their obligations under these arrangements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Contacts

IR@peerstream.com

Kirin Smith / Stephanie Prince
PCG Advisory Group
ksmith@pcgadvisory.com
646-863-6519

Financial Tables to Follow

PEERSTREAM, INC

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

	Year Ended December 31,
	2018	2017
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(3,797,217)	$(5,894,253)
Interest income, net	(81,180)	(41,717)
Other expense, net	-	46,933
Income tax expense	3,001	228,972
Depreciation and amortization expense	1,987,173	2,132,496
Loss on disposal of property and equipment	-	17,074
Impairment loss on digital tokens	2,535,235	-
Stock-based compensation expense	1,592,121	1,579,921
Adjusted EBITDA	$2,239,133	$(1,930,574)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net loss adjusted to exclude interest expense (income), net, income tax expense, other income, net, depreciation and amortization expense, loss on disposal of property and equipment, impairment loss on digital tokens and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not reflect the impairment loss on digital tokens;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PEERSTREAM, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$6,555,376	$4,137,050
Credit card holdback receivable	94,498	140,789
Accounts receivable, net of allowances and reserves of $34,546 and $42,006, as of December 31, 2018 and 2017, respectively	326,786	479,148
Prepaid expense and other current assets	288,721	228,296
Total current assets	7,265,381	4,985,283
Operating lease right-of-use asset	232,423	-
Property and equipment, net	577,911	622,712
Goodwill	13,086,472	13,086,472
Intangible assets, net	2,320,722	3,920,443
Digital tokens	832,892	-
Other assets	116,767	149,537
Total assets	$24,432,568	$22,764,447

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,842,947	$2,374,253
Accrued expenses and other current liabilities	737,945	405,646
Current portion of operating lease liabilities	114,789	-
Deferred subscription revenue	2,085,981	2,553,826
Deferred technology service revenue	3,379,435	-
Total current liabilities	9,161,097	5,333,725
Operating lease liabilities, non-current portion	117,634	-
Total liabilities	9,278,731	5,333,725
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 6,868,679 and 6,881,794 shares issued and outstanding as of December 31, 2018 and 2017, respectively	6,869	6,882
Additional paid-in capital	19,867,259	18,346,914
Accumulated deficit	(4,720,291)	(923,074)
Total stockholders’ equity	15,153,837	17,430,722
Total liabilities and stockholders’ equity	$24,432,568	$22,764,447

PEERSTREAM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2018	2017
Revenues
Subscription revenue	$20,048,063	$22,898,530
Advertising revenue	1,319,191	1,942,753
Technology service revenue	4,988,692	-
Total revenue	26,355,946	24,841,283
Costs and expenses
Costs of revenue	4,884,212	4,861,315
Sales and marketing	5,794,551	7,847,235
Product development	8 044 991	8 918 409
General and administrative	8,972,353	8,874,389
Total costs and expenses	27,696,107	30,501,348
Loss from operations	(1,340,161)	(5,660,065)
Interest income, net	81,180	41,717
Other expense, net	-	(46,933)
Impairment loss on digital tokens	(2,535,235)	-
Loss before provision for income taxes	(3,794,216)	(5,665,281)
Provision for income taxes	(3,001)	(228,972)
Net loss	$(3,797,217)	$(5,894,253)
Loss per share of common stock:
Basic and diluted	$(0.56)	$(0.91)
Weighted average number of common shares outstanding:
Basic and diluted	6,721,633	6,452,581

PEERSTREAM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(3,797,217)	$(5,894,253)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	387,452	447,746
Amortization of intangible assets	1,599,721	1,684,750
Reconciliation of shares issued in stock-based compensation arrangement	1	39,600
Surrender of common stock for tax withholding	(100,000)	(138,008)
Stock-based compensation expense	1,592,121	1,579,921
Loss on disposal of property and equipment	-	17,074
Bad debt expense	8,552	137,615
Digital tokens received as payment for services	(3,368,127)	-
Impairment loss on digital tokens	2,535,235	-
Changes in operating assets and liabilities:
Credit card holdback receivable	46,291	31,380
Accounts receivable	143,810	341,932
Prepaid expense and other current assets	(60,425)	819,187
Other assets	32,770	(10,555)
Accounts payable, accrued expenses and other current liabilities	800,993	717,223
Deferred rent	-	4,775
Deferred subscription revenue	(467,845)	(509,145)
Deferred technology service revenue	3,379,435	-
Net cash provided by (used in) operating activities	2,732,767	(730,758)
Cash flows from investing activities:
Purchases of property and equipment	(342,651)	(294,227)
Return of security deposits	-	75,000
Net cash used in investing activities	(342 651)	(219 227)
Cash flows from financing activities:
Payments of capital leases	-	(75,561)
Proceeds from issuance of common stock	28,210	1,000,000
Net cash provided by financing activities	28,210	924,439
Net increase (decrease) in cash and cash equivalents	2,418,326	(25,546)
Cash and cash equivalents at beginning of year	4,137,050	4,162,596
Cash and cash equivalents at end of year	$6,555,376	$4,137,050
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Operating lease right-of-use asset and liability	$232,423	$-
Cash paid in interest	$-	$12,899
Cash paid in income taxes	$-	$26,210
Cash investing and financing activities Measurement period adjustments:
Goodwill	$-	$1,218,198
Deferred tax liability	$-	$1,452,339
Deferred subscription revenue	$-	$234,144

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